SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):
October 17, 1996 (October 15, 1996)
-----------------------------------


                          Boddie-Noell Properties, Inc.
             (Exact name of registrant as specified in its charter)




Delaware                             1-9496                     56-1574675
(State or other jurisdiction       (Commission               (IRS Employer
of incorporation)                 File Number)           Identification No.)




        3710 One First Union Center, Charlotte, North Carolina 28202-6032
               (Address of principal executive offices) (Zip Code)




Registrant's telephone number, including area code:  704/333-1367








                                                   Total number of pages:   4

Item 4.  Changes in Registrant's Certifying Accountant.

Effective October 15, 1996, Boddie-Noell Properties, Inc. (the "Company") dismissed its prior certifying accountants, Arthur Andersen LLP ("Andersen") and retained as its new certifying accountants, Ernst & Young LLP.

Andersen's reports on the Company's financial statements during the two most recent fiscal years contained no adverse opinion or disclaimer of opinion, nor were qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change accountants was approved by the Audit Committee of the Company's Board of Directors.

During the two most recent fiscal years and all subsequent interim periods preceding the date hereof, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter of disagreement in connection with Andersen's reports.

None of the "reportable events" described in Item 304. (a)(1)(v) of Regulation S-K occurred with respect to the Company within the two most recent fiscal years and any subsequent interim period to the date hereof.

Effective October 15, 1996, the Company engaged Ernst & Young LLP as its principal accountant. During the two most recent fiscal years and all subsequent interim periods preceding the date hereof, the Company has not consulted Ernst & Young LLP regarding any matters or events as set forth in Item 304. (a)(2) of Regulation S-K.

The Company has requested Andersen to furnish it with a letter addressed to the Securities and Exchange Commission stating whether Andersen agrees with the statements made by the Company in this Item 4. A copy of the letter from Arthur Andersen LLP to the Securities and Exchange Commission is filed as Exhibit 16 hereto.


Item 7.  Financial Statements and Exhibits.

Exhibit 16 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated October 16, 1996.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          BODDIE-NOELL PROPERTIES, INC.
                                          (Registrant)



Date:  October 17, 1996                   by:       /s/ Pamela B. Novak
                                                 ----------------------
                                                 Pamela B. Novak
                                                 Vice President - Controller